UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2018

BANCORP OF NEW JERSEY, INC.

(Exact Name of Issuer as Specified in Charter)

NEW JERSEY (State or Other Jurisdiction of Incorporation or Organization)	001-34089 (Commission File Number)	20-8444387 (I.R.S. Employer Identification Number)

1365 PALISADE AVENUE
FORT LEE, NEW JERSEY  07024

(Address of Principal Executive Offices)

(201) 944-8600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The 2018 annual meeting of shareholders of Bancorp of New Jersey, Inc. (the “Company”) was held on May 24, 2018.  At the annual meeting, the shareholders of the Company voted to (i) elect five directors to the Company’s board of directors, each to serve until the 2021 annual meeting of shareholders and until his or her successor is duly elected and qualified; and (ii) ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

The names of each director elected at the annual meeting, as well as the number of votes cast for or withheld and the number of broker non-votes as to each director nominee, are as follows:

Name	For	Withheld	Broker Non-Votes
Michael Bello	3,238,692	68,342	2,154,108
Jay Blau	3,275,823	31,211	2,154,108
Albert L. Buzzetti	3,255,745	51,289	2,154,108
Gerald A. Calabrese, Jr.	3,254,922	52,113	2,154,108
Stephen Crevani	3,279,865	27,169	2,154,108

As to the vote to ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, the number of votes cast for and against, as well as the number of abstentions and broker non-votes is as follows:

For	Against	Abstain	Broker Non-Votes
5,427,692	22,827	10,623	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.

Date: May 31, 2018	By:	/s/ Nancy E. Graves
	Name:	Nancy E. Graves
	Title:	President and CEO